EXHIBIT 23.1
                                                                    ------------


                         Consent of Independent Auditors





     We consent to the inclusion of our report dated February 6, 2003 with respect to our audits of the financial statements included herein and to the reference to our firm under the heading "Experts" in the prospectus.



/s/ EISNER LLP

Eisner LLP



New York, NY
March 17, 2003